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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Atria Communities, Inc. Vencor Employees' Stock Option Agreements of our report dated February 1, 1997, except for Note 11, as to which the date is March 3, 1997, with respect to the consolidated financial statements of Atria Communities, Inc. included in its Registration Statement on Form S-1 dated July 2, 1997, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Louisville, Kentucky
August 18, 1997